UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 7.01. Regulation FD Disclosure.

Reference is made to the current report on Form 8-K filed by American BriVision (Holding) Corporation (the “Company”) on March 30, 2020 in which the Company announced that it will delay its filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) as a result of the outbreak of the novel coronavirus, COVID-19 in order to complete its internal and external review of the said Annual Report.

In addition to the delay in the filing of the Annual Report, the Company will delay its filing of its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Quarterly Report”), which is originally due on May 15, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 4, 2020 and as revised on March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) regarding exemptions granted to certain public companies (the “Order”).

The Company is unable to file the Quarterly Report in a timely manner because the San Francisco Bay Area of California, where our headquarters and BioKey, Inc., one of our subsidiaries, are located were materially affected by the COVID-19 and is currently subject to a state executive order and a shelter-in-place order as of the date of this Current Report on Form 8-K. In addition, the travel bans and the mandatory quarantine that are imposed by both the USA and Taiwan governments have extensively increased the process time of auditing of BioLite, Inc., one of our subsidiaries located in Taiwan. The limited access to the Company’s facilities resulting in limited support from our staff and professional advisors. As a result, the Company is currently working on completing its Annual Report and will not be able to complete its Quarterly Report by May 15, 2020, due to insufficient time to facilitate the internal and external review process. We are planning to file the Quarter Report on June 29, 2020 or earlier if possible.

Please refer to the risk factor included in the current report on Form 8-K filed by the Company on March 30, 2020 for a discussion of the COVID-19 effect on our business, financial condition, results of operations, or cash flow for the year ending December 31, 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel, the anticipated impact of such outbreak on our results of operations, and possible effect of the postponement and cancellation of customer orders on our overall revenues.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including on the demand for our products; the duration of the COVID-19 outbreak and severity of such outbreak in regions where we operate; the pace of recovery following the COVID-19 outbreak; our ability to implement cost containment and business recovery strategies; the adverse effects of the COVID-19 outbreak on our business or the market price of our ordinary shares; and the risk and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K.

Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

May 11, 2020	By:	/s/ Andy An
Andy An
Chief Financial Officer

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